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                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT

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                                                                                            JURISDICTION OF
NAME                                                                                         INCORPORATION
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Daisytek, Incorporated                                                                          Delaware
Subsidiaries of Daisytek, Incorporated:
     Daisytek (Canada) Inc.                                                                      Canada
     Working Capital of America, Inc.                                                           Delaware
     Home Tech Depot, Inc.                                                                      Delaware
     Daisytek De Mexico S.A. de C.V.                                                             Mexico
     Daisytek Latin America, Inc.                                                                Florida
     Supplies Express, Inc.                                                                     Delaware
     Priority Fulfillment Services, Inc.                                                        Delaware
     Priority Fulfillment Services of Canada, Inc.                                               Canada
     Daisytek De Mexico Services, S.A. de C.V                                                    Mexico
     Priority Fulfillment Services de Mexico, S.A. de C.V.                                       Mexico
     Daisytek Australia PTY. LTD.                                                               Australia
     Priority Fulfillment Services Australia PTY LTD                                            Australia
     Daisytek Asia PTY LTD                                                                      Singapore
     Steadi-Systems, Ltd. (Including 6 wholly-owned U.S. subsidiaries operating as             California
              distributors of professional-grade audio and video media products)
     Steadi-Systems de Mexico S.A. de C.V.                                                       Mexico
     Steadi-Systems Canada Inc.                                                                  Canada
     The Tape Company, Inc.                                                                      Georgia
     The Tape Company, Inc.                                                                     Illinois
     The Tape Company, Inc.                                                                     Michigan
     The Tape Company, Inc.                                                                     Minnesota
     The Tape Company, Inc.                                                                   Pennsylvania
     The Tape Company, Inc.                                                                       Ohio
     The Tape Distributors of Texas, Inc.                                                         Texas
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